CLYDE BAILEY P.C.
                           Certified Public Accountant

                            10924 Vance Jackson #404

                            San Antonio, Texas 78230

                              (210) 699-1287(ofc.)

                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:

                           American Institute of CPA's

                             Texas Society of CPA's

March 28, 2000


         I consent to the use, of my report dated January 23, 2000, in the Form SB2, on the financial statements of Cybucks, Inc., dated December 31, 1999, included herein and to the reference made to me.

/s/ Clyde Bailey
Clyde Bailey